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                                                                    EXHIBIT 10.3

                           LOAN AGREEMENT BY AND AMONG

                         INTELLIGENT SYSTEMS CORPORATION

                                       AND

                                  FIDELITY BANK

                                OCTOBER 1 , 2003

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                                    EXHIBITS

EXHIBIT A         BORROWING BASE CERTIFICATE

EXHIBIT B         EXISTING UCC FILINGS

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                                 LOAN AGREEMENT

         THIS AGREEMENT is made and entered into effective the 1st day of October, 2003, by and among Intelligent Systems Corporation, a Georgia corporation, with its chief executive offices located at 4355 Shackleford Road, Norcross, Georgia 30093 ("DEBTOR"); and FIDELITY BANK, chartered under the laws of the State of Georgia, having a mailing address of 3490 Piedmont Road, Suite 1450, Atlanta, Georgia 30305 (hereafter referred to as "SECURED PARTY").

SECTION 1. DEFINITIONS

         1.1. In addition to the terms hereinafter defined, the following terms shall have the meanings set forth in this Section:

         (a) Accounts. All of Debtor's or Guarantors' (as the case may be) present or future accounts, accounts receivable, other receivables, contract rights, issues, profits, rents, chattel paper, instruments and documents, together with all of the proceeds, cash or non-cash, thereof, however acquired, or now or hereafter existing.

         (b) Account Obligor. Any Person who is or may become obligated under or on account of an Account.

         (c) Borrowing Base. An amount equal to the sum of: (i) 80% of the total face value of the Eligible Accounts of ChemFree; (ii) 80% of the total face value of VISaer's Eligible Accounts; (iii) 80% of the total face value of the Eligible Accounts of Corecard; (iv) 70% of the total face value of QS Tech's Eligible Accounts; and (v) 50% of the Eligible Inventory of ChemFree.

         (d)      Borrowing Base Certificate. As defined in Section 3 hereof.

         (e) Closing Date. The date of execution and delivery of this Agreement.

         (f)      Collateral. The Collateral as defined in the Security
Agreement.

         (g) Credit Line. The revolving line of credit described in Section 2 hereof.

         (h) Eligible Account. An Account arising in the ordinary course of Debtor's or Guarantors' (as the case may be) business from the sale of goods or rendition of services which Secured Party, in its sole credit judgment, deems to be an Eligible Account. Secured Party may, in its sole discretion, determine that an Account is not an Eligible Account if: (i) it arises out of a sale made by Debtor or Guarantor to a Subsidiary or an Affiliate of Debtor or Guarantor or to a Person controlled by a Subsidiary or an Affiliate of Debtor or Guarantor; or (ii) it is unpaid for more than ninety (90) days after the original invoice date therefor; or (iii) any covenant, representation or warranty contained in this Agreement or the applicable Security Agreement with respect to such Account has been breached in any material respect and such breach is continuing; or (iv) the Account Obligor is also Debtor's creditor or supplier or the Account Obligor has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Obligor to Debtor, or the Account otherwise is or may become subject to any right of set-off by the Account Obligor, in each of the foregoing cases to the extent of any offset, dispute or claim; or (v) the Account Obligor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or

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order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Obligor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Obligor, or if the Account Obligor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (vi) it arises from a sale to an Account Obligor who is located outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Secured
Party in its sole discretion; or (vii) it arises from a sale to the Account Obligor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (viii) Secured Party believes, in its sole judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Obligor's financial condition; or (ix) the Account Obligor is the United States of America or any department, agency or instrumentality thereof, unless Debtor assigns its right to payment of such Account to Secured Party, in form and substance satisfactory to Secured Party, so as to comply with the Assignment of Claims Act of 1940, as amended (as codified at 31 U.S.C. Section 3727); or (x) the Account is subject to a Lien; or (xi) the goods giving rise to such Account have not been delivered to and accepted by the Account Obligor or the services giving rise to such Account have not been performed by Debtor and accepted by the Account Obligor or the Account otherwise does not represent a final sale; or
(xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xiii) Debtor has made any agreement with the Account Obligor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xiv) Debtor has made an agreement with the Account Obligor to extend the time of payment thereof.

         (i) Eligible Inventory. Any and all of the assets which from time to time are in the possession of and form a part of the Inventory of Debtor or any Guarantor (as the case may be) and which Secured Party, in its sole credit judgment, deems to be Eligible Inventory. The value of Eligible Inventory shall be determined by the actual purchase price thereof as determined by the acquisition contract. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if it arises out of a sale made by Debtor to a subsidiary or an affiliate of Debtor or to a person controlled by an affiliate of Debtor.

         (j)      Event of Default. As defined in Section 14 hereof.

         (k) Guarantors. CHEMFREE CORPORATION ("ChemFree"), QS TECHNOLOGIES, INC. ("QS Tech"), VISAER, INC. ("VISaer") and CORECARD SOFTWARE, INC. ("Corecard") (individually and/or collectively referred to herein as the "Guarantors."

         (l) Guarantor Security Agreement. The Security Agreements executed of even date herewith between Guarantors and Secured Party.

         (m) Guaranty. The guaranties executed by Guarantors in favor of Secured Party of even date herewith.

         (n) Indebtedness. All items which, in accordance with generally accepted accounting principles, would be included on the liability side of a balance sheet of Debtor or Guarantor as of the date Indebtedness is to be determined and, in any event, shall include any liability, whether or not such liability shall have been assumed, guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

         (o) Interest Period. The period from the 1st day of the month through the 30th day of the

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same month based upon a 360 day year.

         (p) Inventory. The Inventory as defined in the Security Agreement or the Guarantor Security Agreements, as the case may be.

         (q) Line of Credit Note. The commercial promissory note of Debtor issued pursuant to Section 2 hereof to evidence the Credit Line.

         (r) Loan Documents. In addition to this Agreement, the Note, the Guaranty and the Security Agreement, the Guarantor Security Agreements, all financing statements, pledges, title certificates, documents of title, documents, instruments, assignments, leases, guarantees or contracts (including any amendments thereto) now or at any time or times hereafter executed and delivered by Debtor, Guarantors or any affiliate of Debtor or Guarantor to Secured Party and relating to the Obligations.

         (s)      Loan. The Credit Line as evidenced by the Commercial
Promissory Note.

         (t)      Note. The Commercial Promissory Note.

         (u) Obligations. All indebtedness, obligations and liabilities of any and every kind and nature now and hereafter owing to Secured Party by the Debtor, however evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, joint or several or otherwise, and whether arising out of this Agreement, the Note, the Loan Documents or under any contracts, guarantees or agreements heretofore, now or hereafter executed and delivered by the Debtor and Guarantors (as the case may be) to the Secured Party, including without limitation, the Note.

         (v) Security Agreement. The Security Agreement of even date herewith between Debtor and Secured Party.

         (w) Settlement Date. The 1st day of each month during the term of this Agreement or the last business day immediately preceding such date, if such date falls on a Saturday, Sunday or legal holiday.

SECTION 2. AGREEMENT TO LEND.

         2.1. Subject to all the terms and conditions hereinafter contained, Secured Party grants to Debtor a revolving line of credit in the maximum principal amount of $1,500,000 or so much thereof as may be advanced or re-advanced from time to time, which aggregate indebtedness is evidenced by the Line of Credit Note.

         2.2. Secured Party's obligation to make the initial advance under the Loan, and Secured Party's performance of its other obligations hereunder, are subject to the fulfillment of the following conditions precedent:

                  (a) All of the Debtor's or Guarantors' (as the case may be) representations and warranties in this Agreement and the Loan Documents shall be true and correct on and as of the date of each advance, with the same effect as if made on and as of such date;

                  (b) At the time of each advance hereunder, the Debtor or the Guarantor (as the case may be) shall have observed and performed all of the terms, conditions and agreements set forth herein or in the other Loan Documents on their respective parts to be observed and performed, and neither any Event of Default, as defined herein, nor any event which, with notice or lapse of time or both, would constitute an

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Event of Default, shall have occurred and be continuing either at the time of such advance or after giving effect thereto;

                  (c) The financing statements required by the Security Agreement shall have been filed for record with the appropriate governmental authorities;

                  (d) Debtor shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to the Closing Date;

                  (e) On the Closing Date, Debtor shall deliver to Secured Party certificates, dated as of the Closing Date and signed by its Vice President or Chief Executive Officer, certifying compliance with the conditions of clauses (a),(b) and (d) above;

                  (f) Debtor shall have furnished to Secured Party a certificate (or other evidence satisfactory to Secured Party) that the insurance required herein is in full force and effect and that Secured Party is loss payee under each such insurance policy, as specified herein;

                  (g) On the Closing Date, Debtor shall deliver to Secured Party the following:

                           (i) Certificate of Good Standing for Debtor from the Secretary of State of Georgia and from the Secretary of State of each additional state where Debtor is qualified to do business, such certified articles and good standing certificates to be dated as of a date as near to the Closing Date as practicable;

                           (ii) A Certificate from Debtor's Secretary dated as of the Closing Date, certifying that attached thereto is a true and complete copy of Debtor's Articles of Incorporation and By-laws;

                           (iii) A Certificate from Debtor's Secretary dated as of the Closing Date, certifying that attached thereto is a complete copy of resolutions adopted by Debtor's Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party;

                           (iv) A Certificate from Debtor's Secretary dated as of the Closing Date, which shall certify the names of Debtor's officers authorized to sign the Loan Documents to be executed by Debtor together with the true signatures of such officers. Secured Party may rely conclusively on such certificate until Secured Party shall receive a further certificate of Debtor's Secretary, canceling or amending any prior certificate and submitting the signatures of the officers named in the future certificate;

                           (v) Such other documents as Secured Party may reasonably request in connection with the corporate proceedings taken by Debtor authorizing this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby.

                  (h) Debtor shall have delivered to Secured Party a fully-executed original of each Loan Document; and

                           (i)      Secured Party shall have received such other
certificates, opinions, agreements and documents, in form and substance satisfactory to it, as Secured Party may reasonably request.

         2.3. Secured Party's obligation to make advances under the Credit Line after the Closing Date shall be subject to the fulfillment of the following conditions precedent:

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                  (a)      All of Debtor's representations and warranties in
this Agreement and the other Loan Documents shall be true on and as of the date of such subsequent advance, with the same effect as if made on and as of such date;

                  (b) No Event of Default, nor any event or condition which, upon notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing or would occur upon the making of such advance;

                  (c) Debtor shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to the date of such subsequent advance; and

                  (d) Secured Party shall have received such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as Secured Party may reasonably request.

SECTION 3. ADVANCES.

         3.1.     Provided that all of the conditions precedent set forth in
Section 2 hereof have been satisfied, Secured Party will make advances to Debtor under the Credit Line upon Debtor's request, the outstanding balance of which in the aggregate at any one time, shall not exceed the lesser of: (i) $1,500,000 or
(ii) the Borrowing Base as shown on the Borrowing Base Certificate (which shall be in the form attached hereto as EXHIBIT "A" and incorporated herein by reference). Debtor may request advances in amounts of $10,000 or more each time and such advances shall be made by transfer to Debtors' account held with Secured Party; it is also contemplated that advances and repayments may be made in accordance with operation of Secured Party's cash management system.

         3.2. Debtor shall deliver to Secured Party monthly, on or before the twentieth (20th) day of each month for the preceding calendar month, a Borrowing Base Certificate and an aging of Accounts as of the prior month end. Debtor may request advances on the basis of a given Borrowing Base Certificate until the next month or the delivery of a new Borrowing Base Certificate, whichever is earlier. If upon delivery of a new Borrowing Base Certificate, the aggregate principal amount of all advances under the Credit Line then outstanding exceed the Borrowing Base as shown on the new Borrowing Base Certificate, then Debtor shall immediately pay to Secured Party, in addition to any interest, the difference between the outstanding principal balance of all advances and the current Borrowing Base as shown on the new Borrowing Base Certificate. Debtor shall not request, and Secured Party shall be under no obligation to make, any advances under the Credit Line which would cause the aggregate principal amount outstanding of all advances under the Credit Line to exceed the Borrowing Base.

         3.3. Notwithstanding the foregoing, Debtor agrees that the obligation to repay each advance under the Note and this Agreement and to repay the Obligations, together with interest thereon, shall not be limited to any specific fund, but shall be a direct and general liability of Debtor. Debtor waives the right to direct the application of any payment at any time received by Secured Party on account of the Obligations; and Debtor agrees that Secured Party shall have the continuing exclusive right to apply and reapply such payments in any way that Secured Party deems advisable, notwithstanding any entry by Secured Party upon its books. Until checks and other instruments delivered to Secured Party in payment or on account of Debtor's Obligations are actually collected and credited to Secured Party's account, Debtor agrees that such items shall not constitute payment.

SECTION 4. INTEREST RATE AND PAYMENTS.

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         4.1.     Interest shall be due monthly on the outstanding and unpaid balance of the sums advanced or re-advanced to Debtor pursuant to the Loan in accordance with this Agreement and the Note. Overdue principal (and interest to the extent permitted by law) shall bear interest on demand at the default rate stated in the Note. Interest shall be the product obtained when multiplying the rate of interest by the average daily principal balance outstanding, dividing by 360 and then multiplying by the actual number of days interest has accrued.

         4.2. (a) Debtor hereby agrees that it shall immediately pay to Secured Party, with respect to the Credit Line:

                           (i) upon either oral or written demand, the amount necessary to reduce the balance of the Credit Line to the Borrowing Base;

                           (ii) On each Settlement Date, interest on the average daily balance of the Credit Line for the preceding Interest Period.

                  (b) Upon the effective termination of this Agreement as set forth herein, Debtor shall pay the total amount of the Obligations, including all accrued and unpaid interest, principal and other charges and any and all costs of collection, including reasonable attorneys' fees.

         4.3. Payments under the Note also may be made through any blocked account or collateral account in accordance with the Security Agreement delivered herewith. Until checks and other instruments delivered to Secured Party in payment or on account of the Obligations are actually paid to Secured Party, Debtor agrees that such items constitute conditional payment only.

         4.4. Secured Party will account to Debtor monthly with a statement of the total outstanding balance of the Note and all interest and charges due and payable. Each such statement shall be deemed final, binding and conclusive unless Secured Party is notified by Debtor in writing to the contrary. Any such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 5. RIGHT OF SECURED PARTY TO AUDIT DEBTOR.

         5.1. Debtor hereby authorizes all duly constituted federal, state and municipal authorities to furnish to Secured Party copies of all tax returns of Debtor and all reports of examinations or other information of Debtor which have been made by them.

         5.2 In an Event of Default, Secured Party shall have the right, in its sole and absolute discretion, to cause an independent audit to be performed on all books and records of Debtor and Guarantors, and Debtor shall be responsible for payment of all costs and expenses in connection with any such audit; provided however, the cost of such audit shall not exceed Five Thousand Dollars ($5,000).

SECTION 6. WARRANTIES.

         Debtor warrants, represents and covenants that, at the execution hereof and at all times when any portion of the Obligations are or shall be outstanding:

         6.1. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is duly qualified and licensed to do business and is in good standing in any other state where the conduct of its business or ownership of its properties requires such qualification.

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         6.2.     Debtor is and shall remain duly authorized to execute, deliver and perform all of its respective duties and obligations under the Loan Documents. The execution, delivery and performance of this Agreement and the Loan Documents by the Debtor do not and will not: (a) constitute a breach of or default under any provision contained in the Debtor's organizational documents or contained in any agreement in which Debtor is or may be a party or by which Debtor's properties are or may be bound or affected; (b) require any consent, approval, license or authorization of, or declaration to be filed with any, court or governmental authority or regulatory body, domestic or foreign, except as has been obtained or filed; (c) contravene any judgment, decree or order, or any material law, rule or regulation, presently in effect and having an applicability to Debtor; or (d) result in or require the creation or imposition of any deed to secure debt, mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any properties now owned or hereafter acquired by Debtor. There is no provision in Debtor's Articles of Incorporation or By-Laws or in the laws of the state of Debtor's incorporation requiring any consent of shareholders to authorize the mortgage or pledge of or the creation of a security interest in any of the Debtor's assets, such power being vested exclusively in the Debtor's boards of directors.

         6.3. This Agreement is, and the Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms, except as such enforcement may be limited by Bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or in law).

         6.4. Debtor is and shall be lawfully possessed and the sole owners of the Collateral, free of any pledge, lien or encumbrance of any kind or character, legal or equitable, except for the security interest created by this Agreement. Debtor has authority to encumber the Collateral in the manner and form herein provided. There are no restrictions on the Collateral or any contracts or agreements regarding the Collateral which would prevent or restrict the Debtor from freely assigning the Collateral to Secured Party as security for the Loan, and the Collateral is freely assignable and Debtor has the exclusive right and authority to assign the Collateral to Secured Party as set forth herein.

         6.5. There are no proceedings pending or, to the knowledge of the officers of Debtor, threatened or before any court or administrative agency which may materially and adversely affect the Debtor's financial conditions or operations, or which seek to question or set aside any of the transactions herein contemplated.

         6.6. Debtor has and will continue to duly file all federal, state, and other governmental tax returns which it is required by law to file; all taxes and other sums which may be due by Debtor to the United States or any state or other governmental authority have been fully paid; Debtor will maintain reserves adequate in amount to fully pay all such tax liabilities as they accrue, or have accrued such tax liabilities in accordance with generally accepted accounting principles; and Debtor has paid and will continue to pay its withholding and social security taxes relating to its employees.

         6.7. All financial data and other information furnished by Debtor or Guarantors to Secured Party, including but not limited to, schedules of Eligible Inventory, Eligible Accounts, Collateral and accounts payable were and will be taken from the books and records of Debtor and Guarantors which are kept in accordance with generally accepted accounting principles consistently applied, and as of the date thereof shall be true, accurate and correct in all respects. Any balance sheet so furnished will accurately reflect the financial condition of Debtor and Guarantors as of the date thereof.

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         6.8.     Debtor is not a party to any contract or agreement or subject to any charge, corporate restriction, judgment, decree or order that, individually or collectively, materially adversely affects or may materially adversely affect its businesses, properties, assets, operations or condition, financial or otherwise, and Debtor is not a party to any labor dispute; there are no strikes or walkouts relating to any labor contracts of Debtor; and no such contract is scheduled to expire during the Term.

         6.9. Debtor is not in violation of any applicable statute, regulation, or ordinance of any governmental entity, or of any agency thereof, in any respect that, individually or collectively, materially and adversely affects, or may materially and adversely affect, the Collateral or any of the Debtor's businesses, property, assets, operations, or condition, financial or otherwise, including without limitation the Fair Labor Standards Act.

         6.10. The offices or locations where Debtor or Guarantors (as the case may be) keep the Collateral and books and records, including without limitation, computer programs, printouts and other computer materials and records concerning the Collateral, are as set forth on Schedule B hereto. Such addresses includes and designates Debtor's chief executive offices, principal places of business, and other offices and places of business and are Debtor's sole offices and places of business. Debtor shall not establish any other such office or location without Secured Party's prior written consent, which consent shall not be unreasonably withheld; provided, however, that in no event shall any such office or location be outside the United States of America or any jurisdiction within the United States of America which has not adopted Article 9 of the Uniform Commercial Code.

         6.11. Debtor has not, during the preceding five years, been known as or used (directly or through any predecessor or affiliate) any other corporate or fictitious name.

         6.12. Debtor has, and is currently in good standing with respect to, all governmental approvals, permits, certificates, inspections, patents, copyrights, trademarks, trade names, consents, and franchises necessary to continue to conduct business as heretofore conducted by it and to own or lease and operate the properties now owned or leased by it.

         6.13. Any guarantee, security, property or right received by Debtor in connection with the Collateral shall be received by Debtor as agent of, and on behalf of, Secured Party, will be kept separate from other property of Debtors capable of identification, and will be delivered and paid immediately by Debtor to Secured Party as additional security.

         6.14. Debtor's execution and delivery of this Agreement and the Loan Documents does not directly or indirectly violate or result in a violation of Regulations G or X of the Board of Governors of the Federal Reserve System and Debtor owns no, or do not intend to purchase or carry any, "margin security," as defined in those Regulations.

         6.15. The current fiscal year end for Debtor is December 31 and Debtor will not change its fiscal year ends without providing written notice to Secured Party.

         6.16. Each request for an advance made by Debtor pursuant to this Agreement shall constitute: (a) a warranty and representation by Debtor to Secured Party that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time or the making of such advance, would constitute an Event of Default, and (b) a reaffirmation as of the date of such request of all the representations and warranties of Debtor in this Agreement. All representations and warranties of Debtor contained in this Agreement and any other Loan Document shall survive the execution, delivery

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and acceptance thereof by the parties thereto.

SECTION 7. AFFIRMATIVE COVENANTS.

         As long as any of the Obligations remain unpaid or this Agreement is in effect, Debtor shall:

         7.1. Keep books of account and prepare financial statements and cause to be furnished to Secured Party the following (prepared in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements heretofore delivered to Secured Party), except to the extent that Debtor's certified public accountants concur in any changes therein and such changes are disclosed to Secured Party and are consistent with then generally accepted accounting principles:

                  (a) As soon as available, but not later than ninety (90) days after the close of each fiscal year of Debtor, audited consolidated financial statements of Debtor (which includes the financial information with respect to all Guarantors), consisting of a balance sheet, income and expense statements and statements of cash flow as at the end of such fiscal year and related statements of income, paid in surplus and retained earnings for such year, audited by a Certified Public Accountant and satisfactory to Secured Party, and prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of Debtors for such fiscal year, and including a copy of Debtor's internal "Consolidating Statement" prepared from such financial statements;

                  (b)      As soon as available, but not later than forty-five
(45) days after the end of each calendar quarter, a balance sheet, income and expense statement and statement of cash flow as of the last day of the previous month and related statements of paid in surplus and retained earnings for that calendar quarter, certified by an executive officer of Debtor or Guarantor (as the case may be) and satisfactory to Secured Party, and prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of Debtor and Guarantors for such calendar quarter, together with statements regarding any significant change within the business operation of Debtor and Guarantors;

                  (c) As soon as available, but not later than twenty (20) days after the end of each calendar month, a written report setting forth the Accounts of Debtor and Guarantors which have been aged according to their due date as of the last day of said month, certified by an executive officer satisfactory to Secured Party;

                  (d) Monthly, on or before the twentieth (20th) day of each month, a Borrowing Base Certificate as required by Section 3 hereof; and

                  (e) Prior to the commencement of Debtor's and Guarantors' fiscal year, Debtor and Guarantors shall submit to Secured Party an annual financial budget indicating a statement of budgeted income and expenses for the upcoming fiscal year of Debtor and Guarantors which parallels the income and expense statements required to be delivered by Debtor and Guarantors to Secured Party under the terms of this Section 7.1;

                  (f) With reasonable promptness, such other data and information (financial and otherwise) as Secured Party from time to time, may reasonably request, bearing upon or related to the Collateral or Debtor's or Guarantors (as the case may be) financial condition or results of operations.

         7.2. Concurrently with the delivery of any annual financial statements described in paragraph 7.1(a) above, if Debtor otherwise secure(s) the following although not required to by the terms

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hereof, a certificate of Debtor's certified public accountants certifying to
Secured Party that, based upon their examination of the affairs of Debtor and Guarantors performed in connection with preparation of such financial statements, they are not aware of the existence of any condition or event which constitutes or would, upon notice or lapse of time or both, constitute an Event of Default or, if they are aware of such condition or event, the nature thereof;

         7.3. Permit Secured Party from time to time during business hours, to examine, inspect, audit and make extracts from their books and records, including the corporate records, and Debtor and Guarantors hereby authorizes all duly constituted federal, state and municipal authorities to furnish to Secured Party copies of reports of examination of them which have been made by such authorities;

         7.4. On request of Secured Party, execute and deliver to Secured Party any and all additional documents which Secured Party may from time to time determine necessary or convenient to evidence the advances made hereunder or to evidence and continue the security interest created hereby;

         7.5. Comply with all applicable statutes and governmental regulations and pay or otherwise have discharged, before any penalty attaches thereto for nonpayment thereof, all taxes, assessments, fees and charges of any kind levied upon or assessed against it, the Collateral or any income therefrom; provided, however, that Debtor or Guarantors (as the case may be) shall not be required to pay any such taxes, assessments, fees or charges so long as they shall in good faith contest the validity thereof and shall further provide for the payment of such items in a manner reasonably satisfactory to Secured Party;

         7.6. Promptly upon, but in no event later than seven (7) business days after Debtor's or any Guarantor's learning thereof, inform Secured Party, in writing, of: (i) any facts relating to the Collateral which would render untrue any representation or warranty made herein; and (ii) any litigation affecting Debtor or Guarantors whether or not the claim is considered to be covered by insurance, and the institution of any suit or administrative proceeding which may materially and adversely affect its operations, financial condition or business or Secured Party's security interest in the Collateral;

         7.7. Perform in a timely manner the covenants, obligations and agreements under each lease or agreement to which Debtor is a party and relating to any of its assets;

         7.8. Notify Secured Party immediately of any information which Debtor or Guarantor (as the case may be) has or may have received with regard to the Collateral which might in any way materially and adversely affect the value of same or the rights or remedies of Secured Party in respect thereof;

         7.9. Pay to Secured Party all reasonable attorneys' fees and all proper expenses which may be expended or incurred by Secured Party in perfecting, enforcing or attempting to enforce any of its rights under any Loan Document, or with respect to any matter growing out of the Loan Documents;

         7.10. Preserve and maintain its corporate existence in good standing, and preserve and maintain all rights, franchises and privileges in the jurisdictions of their incorporation which is material to the conduct of their operations or financial condition, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which the failure to qualify or remain qualified would have a material adverse effect upon the results of operation or financial condition.

SECTION 8. NEGATIVE COVENANTS

         As long as any portion of the Obligations remain unpaid or this Agreement is in effect, Debtor shall not, without obtaining Secured Party's prior written consent (which Secured Party may or may not give in its sole discretion):

         8.1. Make any material change in its Chief Executive Officer and/or its Chief Financial Officer;

         8.2. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien of an attachment, judgment or execution), securing a charge or obligation, on or of any of its property, real or personal, tangible or intangible, whether now owned or hereafter acquired, except for:

                  (a)      liens in favor of Secured Party;

                  (b)      liens set forth on Schedule I hereto; and

                  (c)      purchase money liens for equipment purchases.

         8.3. Notwithstanding anything herein to the contrary, sell, lease or have removed from Debtor's premises any Collateral or other material assets, except in the ordinary course of business;

         8.4. Make any material change in its capital structure or in the type of business now conducted;

         8.5. Except for loans or contributions to Guarantors or to companies in which Debtor currently owns a minority equity interest, provided however, such funding shall be subordinate to the rights of Secured Party under this Loan Agreement, extend credit to or make any advance, loan, contribution or payment of money or goods (other than normal compensation for personal services and travel expenses in the ordinary course of business) to, any individual, partnership, corporation, joint venture, association or organization, or become liable, directly or indirectly, as a surety, guarantor, accommodation endorser or otherwise for the payment or performance of any obligation of any corporation, individual, partnership, joint venture, association or organization; provided, however, that this Section shall not be deemed to prohibit:

                  (a) the endorsement of negotiable instruments received in the ordinary course of its business; or

                  (b)      the guarantee of obligations in favor of Secured
Party.

         8.6. Merge or consolidate with any other corporation, including the merger of a parent and subsidiary corporation, or purchase or sell any stock or assets of or from any other person, association, partnership or corporation, other than purchasing or selling assets in the ordinary course of business;

         8.7. Declare or pay any dividend upon any class of stock, make any distribution in respect thereto, or purchase, redeem or otherwise acquire any of its shares of stock (except distributions for subchapter S tax liability of the Debtor's shareholders which relate to the income of Debtor); or

         8.8. Enter into, or be a party to, any transaction with any affiliates or stockholders, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are fully disclosed to Secured Party and are no less favorable than would be obtained in a comparable arm's-length transaction with a person not an affiliate or stockholder; or

         8.9. Sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or the Collateral without the prior written consent of Secured Party.

         8.10 Debtor or Guarantor(s) (as the case may be) shall not change its state of incorporation.

SECTION 9. COLLECTION RIGHTS.

         9.1. Upon an Event of Default, Secured Party may at any time notify the account debtor on any Account of its security interest therein, and may demand that monies due or to become due be paid directly to Secured Party. Debtor hereby irrevocably appoints Secured Party, or any person designated by Secured Party, its true and lawful attorney-in-fact, to endorse for Debtor and in its name any check, draft or other order for payment of money payable to Debtor in payment of any account owing to Debtor assigned pursuant to this Agreement, and to collect all Accounts.

         9.2. Upon an Event of Default, Secured Party's costs of collection and enforcement, including attorneys' fees as set forth herein and out-of-pocket expenses, shall be borne solely by Debtor. Secured Party shall not be liable for any negligent act or omission on the part of Secured Party, or its officers, agents or employees.

         9.3. After exercising its rights under this Section, Secured Party may, without notice to Debtor, renew, modify or extend any Account, grant waivers or indulgences with respect thereto, accept partial payments thereon, surrender or release any debtors or other party liable thereon in such manner as Secured Party may, in its sole discretion, deem advisable, without affecting or diminishing Debtor's continuing obligations upon such Accounts.

SECTION 10. PAYMENTS BY SECURED PARTY.

         10.1. If Debtor fails to pay when due any insurance premium, tax or other obligation required to be paid under this Agreement or the Security Agreement, which relates to the preservation of the Collateral, Secured Party in its sole discretion may (without waiving or releasing any obligation or liability of Debtor hereunder or any event of Default), but shall not be obligated to, make such payment or any part thereof on behalf of Debtor and add any and all amounts so paid to the principal indebtedness under the Loan.

SECTION 11. EXTENSION; TERMINATION; LINE OF CREDIT CHARGE; ASSUMPTION

         11.1. The agreement of Secured Party to make advances to Debtors under the Credit Line and of Debtor to borrow money from Secured Party under the Credit Line shall continue from the date hereof until September 1, 2004, unless earlier terminated as provided in this Agreement. The Credit Line or any part thereof may be extended thereafter, upon the agreement of Debtor, at Secured Party's sole discretion for any term selected by Secured Party. If either Secured Party or Debtor does not extend the Credit Line or any part thereof (Debtor to so notify Secured Party in accordance with Section 13 hereof within five business days after being advised of renewal by Secured Party), then Debtor shall, on or before the expiration date of the term, pay to Secured Party in full the outstanding principal balance under the Credit Line, together with all accrued but unpaid interest thereon and other charges.

         11.2. Debtor may terminate the Credit Line at any time during the term of the Credit Line in accordance with Section 12 hereof and upon payment in full of the outstanding principal balance, accrued interest and other charges due under the Line of Credit Note. Termination of the Credit Line shall void Secured Party's commitment for future advances hereunder.

         11.3. Except as otherwise expressly provided for in this Agreement and in the other Loan Documents, no termination by Debtor or Secured Party of the Credit Line or failure by Secured Party to renew the Credit Line, shall in any way affect the continuing obligations of Debtor under the remaining Note, or affect or impair the powers, obligations, duties and rights of Debtor or Secured Party relating to: (i) any transaction or event occurring prior to such termination; (ii) the Collateral; or (iii) so long as any of the Obligations are outstanding, any of the undertakings, agreements, covenants, warranties and representations of Debtor and Guarantor contained in this Agreement or any other Loan Document. All such undertakings, agreements, covenants, warranties and representations shall survive such termination until fully performed or remedied.

SECTION 12. NOTICE.

         12.1. All notices to be given hereunder shall be in writing and shall be effective three business days after being mailed by certified mail, return receipt requested, to the following addresses or such other addresses as the parties may from time to time designate in writing (and if not so mailed, shall be effective upon receipt at such address):

         If to the Debtor:

         Intelligent Systems Corporation
         Attention: Chief Financial Officer
         4355 Shackleford Road
         Norcross, Georgia 30093

         If to Secured Party:

         Fidelity Bank
         3490 Piedmont Road
         Suite 1450
         Atlanta, Georgia  30348
         Attn: Vice President, Commercial Lending

SECTION 13. EVENTS OF DEFAULT; ACCELERATION.

         13.1. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

                  (a) Debtor fails to pay any principal, interest, or premium on either of the Note or any other obligation to Secured Party under this Agreement or any Loan Document when due and payable or declared due and payable;

                  (b) Debtor or Guarantor fails to perform, keep, or observe any term, provision, condition, or covenant contained in this Agreement or any Loan Document which is required to be performed, kept, or observed by them, and such default shall not be cured within thirty (30) days of written notice from Secured Party to Debtor;

                  (c) There is an event of default pursuant to either of the Note, the Guaranty, any Security Agreement, Guarantor Security Agreements, or any other Loan Document, after the applicable grace period, if any;

                  (d) Any representation or warranty of Debtor in this Agreement or in any other Loan Document proves to have been untrue or misleading in any material respect when made;

                  (e) A default shall occur under any agreement, guarantee, document or instrument, other than the Loan Documents, to which Debtor or Guarantor is a party or by which the Debtor is bound creating or relating to any indebtedness of Debtor, the consequences of which could have a materially adverse effect on Debtor's business or financial condition, the Collateral or Secured Party's interest therein;

                  (f) Any statement, report, financial statement or certification made or delivered by Debtor or any officer, director, shareholder, employee, or agent of Debtor to Secured Party is not true and correct in any material respect;

                  (g) There shall occur any material uninsured damage to or loss, theft, or destruction of, any of the Collateral;

                  (h) The Collateral or any other of Debtor's assets are attached, seized, levied upon, or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; and the same is not cured within thirty (30) days thereafter; or an application is made by any person other than Debtor for the appointment of a receiver, trustee, or custodian for any of their respective assets and the same is not dismissed within sixty (60) days after the application therefor;

                  (i) Debtor or Guarantor applies for the appointment of a receiver, trustee, or custodian for any of their respective assets; Debtor or Guarantor file a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation; Debtor or Guarantor make an assignment for the benefit of their creditors; or Debtor file any case or proceeding for its dissolution, liquidation or termination;

                  (j) Debtor ceases to conduct its business as now conducted, or is enjoined, restrained, or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code, or under any similar law or regulation, is filed against Debtor or any case or proceeding is filed against Debtor for its dissolution or liquidation and such injunction, restraint, or petition is not dismissed within sixty (60) days after the entry or filing thereof;

                  (k) A notice of lien, levy, or assessment is filed of record with respect to all or any of Debtor's assets by the United States, or any department, agency, or instrumentality thereof, including without limitation, the Pension Benefit Guaranty Corporation (in the case of Debtor), or any taxes or debts owing at the time or times hereafter to any one of the foregoing becomes a lien or encumbrance upon the assets of Debtor and the same is not released within sixty (60) days after the same becomes a lien or encumbrance;

                  (l) Guarantor files a petition under any section or chapter of the Bankruptcy Code or under any similar law or regulation, or the same is filed against Guarantor and is not dismissed within sixty (60) days after the filing thereof;

                  (m) There is an event of default under the terms of any other loan from Secured Party to Debtor, or an event of default or other breach under the terms of any other agreement, other than a Loan Document, between Secured Party and Debtor; or

                  (n) Debtor or the Guarantor shall have filed against it a lawsuit, proceeding, or administrative action which Secured Party deems, in its sole discretion, to materially and adversely affect the condition, financial or otherwise, of Debtors or the Guarantor.

         13.2. Upon the occurrence of an Event of Default, at Secured Party's option, the Credit Line shall be terminated and all Debtor's Obligations to Secured Party may, without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable, and Secured Party shall be entitled to exercise all of its remedies contained in the Note, the Security Agreement or any of the Loan Documents.

         13.3 Upon the occurrence of an Event of Default, Secured Party will provide ten (10) days written notice to any Guarantor of said Event of Default before Secured Party shall pursue collection against the Guarantor(s) (or any of them) or under the Guarantor Security Agreement(s) for payment of any of the Indebtedness, whether or not the Secured Party shall have pursued collection against any property securing any of the Indebtedness or any obligation, or shall have proceeded against any other of the Guarantor(s) or any other party primarily or secondarily liable on any of the Indebtedness.

SECTION 14. WAIVER OF BREACH.

         14.1. No delay or failure on the part of Secured Party to exercise any right or remedy accruing to Secured Party hereunder or under any Loan Document, upon any default or breach by Debtor, of any covenant, condition or provision hereof, shall be held to be a waiver thereof. No delay on the part of Secured Party in exercising any of its rights or remedies shall preclude Secured Party from the exercise thereof at any time during the continuance of any default or breach. No waiver of a single default or breach shall be deemed a waiver of any subsequent default or breach. All waivers under this Agreement must be in writing. Secured Party may enforce any one or more remedies hereunder successively or concurrently, at its option.

SECTION 15. APPLICABLE LAW; JURISDICTION.

         15.1. This Agreement has been delivered at and shall be deemed to have been made at Atlanta, Georgia, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of Georgia, applicable to agreements executed, delivered, and performed entirely within Georgia. As part of the consideration for new value received, and regardless of any present or future domicile of Debtor or Secured Party, Debtor hereby consents to the jurisdiction of the state courts of Georgia, and waive personal service of any and all process upon debtor and consents that all such service of process be made by registered mail directed to Debtor at the address described in Section 13 and service so made shall be deemed to be completed upon actual receipt thereof. Debtor waives trial by jury and waives any objection to venue of any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the appropriate court.

         15.2. Nothing contained herein shall prevent Secured Party from bringing any action or exercising any rights against any security and against Debtors and against any property of Debtor within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of Georgia shall govern the rights and obligations of Debtor and Secured Party hereunder or of the submission herein made by Debtor to personal jurisdiction within the State of Georgia.

SECTION 16. EXPENSES.

         16.1. Debtor shall reimburse Secured Party on demand for all its expenses (including, but not limited to, reasonable attorneys' fees), of or incidental to:

                  (a) The structuring and preparation of this Agreement and the transactions it contemplates, all other Loan Documents and the transactions contemplated thereby, or any amendment to or modification of this Agreement or any other Loan Documents or any sale or attempted sale of any interest herein to a participant, including any taxes on any of the foregoing;

                  (b) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Secured Party, Debtor or any other person) in any way relating to the Collateral, this Agreement, any other Loan Document, or Debtor's affairs;

                  (c) Any attempt to enforce any right of Secured Party or any participant against Debtor or any other person which may be obligated to Secured Party by virtue of this Agreement or the other Loan Documents;

                  (d) All costs or expenses required to be paid by Debtor under this Agreement which are paid or advanced by Secured Party;

                  (e) Taxes and insurance premiums of every nature and kind of Debtor paid by Secured Party;

                  (f) Filing, recording, publication and search fees paid or incurred by Secured Party in connection with Secured Party's transactions with Debtor;

                  (g) Upon an Event of Default hereunder, costs and expenses incurred by Secured Party in collecting the Accounts and any other Collateral (with or without suit), in correcting any default or enforcing any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, appraising, selling, preparing for sale and advertising to sell the Collateral, whether or not a sale is consummated;

                  (h) Any other attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral;

                  (i) The deposit, collection or processing of any check or other item of payment received by or for Secured Party on account of the Obligations.

         16.2. Such expenses shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include those of an outside liquidator, paralegals, accountants, duplicating, court reporters, long distance telephone, air express, telegrams, secretarial over-time, and travel, lodging and food paid or incurred in connection with the performance of legal services or with the administration or enforcement of this Agreement or any other Loan Document.

SECTION 17. SEVERABILITY.

         17.1. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such Agreement, unless the ineffectiveness of such provision materially adversely alters the benefits accruing to either party hereunder in which case Secured Party may, at its option and sole discretion, treat such severance as though it were a stated Event of Default under Section 13 and proceed in accordance with the rights and remedies set forth herein upon and after an Event of Default.

SECTION 18. GENERAL.

         18.1. This Agreement, the Note, the Security Agreement and the Loan Documents comprise the entire agreement relating to this financing and supersede any and all prior written or oral agreements relating thereto between Secured Party and the parties hereto. No amendment hereto shall be valid unless contained in a writing duly executed by Secured Party, Debtor and any subsequent assignee hereof. This Agreement shall benefit and bind the successors and assigns of the parties, but Debtor may not assign or otherwise transfer this Agreement. Secured Party may freely sell, assign, or participate out this Agreement, the Note, and all other instruments and documents executed and delivered to Secured Party pursuant to this Agreement in whole or in part at any time. The section titles herein are for convenience only and do not define, limit or construe the contents of such sections. The pronouns used herein shall include, when appropriate, either gender or neuter and both singular and plural. If this Agreement is signed by more than one Debtor, this Agreement is the joint and several obligation of each Debtor.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                                   DEBTOR:

                                   Intelligent Systems Corporation, a Georgia corporation

Attest:________________________    By:__________________________________________
                                          Its:__________________________________

                                                       [CORPORATE SEAL]

                                   SECURED PARTY:

                                   FIDELITY BANK

                                   By:__________________________________________
                                          Its:__________________________________

                                                        (BANK SEAL)

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